EXHIBIT 99.1

24096 – 170th Avenue Fergus Falls, MN 56537 Phone: 218 998-4301 Fax: 218 998-4302 ahicks@otaellc.com www.ottertailethanol.com

December 3, 2009

Dear Member

Otter Tail Ag Enterprises, LLC will end their tax year on December 31, 2009.  As a member you will receive a K-1 from OTAE in February 2010.

The following is an estimate of K-1 information to be used for year-end tax planning purposes only:

K-1 information per line – EXAMPLE:-	Per Unit	12,500 Units

Line 1 – Ordinary loss	$(0.7532)	$(9,415.28)

Line 15 – Small Producers Tax Credit	$0.06	$783.08

If you have questions on the deduct-ability of your loss, please contact your tax advisor.

Use this information for tax planning purposes only, the actual K-1 will be issued to you later.

I remain
Yours Faithfully

Anthony J Hicks
Chief Executive Officer

Except for historical information contained herein, the statements in this information release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include our expectations regarding future costs and revenues and consumer demand for ethanol. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The information contained in this release is accurate only as of the date issued. Investors should not assume that the statements made in these documents remain operative at a later time. Otter Tail Ag Enterprises, LLC undertakes no obligation to update any information contained in this release.